SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2020

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of BCB Bancorp, Inc. (the “Company”) was initially convened on April 30, 2020. The Annual Meeting was adjourned until June 18, 2020, at which time and date the Annual Meeting was completed. The matters considered and voted on by the Company’s shareholders at the Annual Meeting, and the results of the vote on each such matter, were as follows. All proposals were approved by the Company’s shareholders.

Proposal 1: The election of directors.

For a term ending in 2023

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Robert Ballance	7,723,574	3,601,562	3,325,558
Joseph J. Brogan	8,979,817	2,345,319	3,325,558
August Pellegrini, Jr.	6,669,834	4,655,301	3,325,558
James G. Rizzo	9,199,962	2,125,173	3,325,558

Proposal 2: The ratification of the appointment of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020.

Shares Voted For	Shares Voted Against	Abstentions

14,468,902	125,237	56,555

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

7,203,416	4,031,728	89,991	3,325,558

Item 9.01 Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: June 18, 2020	By:	/s/ John J. Brogan
John J. Brogan, Esq.
General Counsel and Corporate Secretary